                    INSTRUCTION TO REGISTERED HOLDER AND/OR
              BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM OWNER
                                       OF
                         BRAND SCAFFOLD SERVICES, INC.

                   14.5% SENIOR EXCHANGEABLE PREFERRED STOCK
                      DUE 2008, $0.01 PAR VALUE PER SHARE


TO REGISTERED HOLDER AND/OR PARTICIPANT OF THE BOOK-ENTRY TRANSFER FACILITY:


         The undersigned hereby acknowledges receipt of the Prospectus dated ____________, 1998 (the "PROSPECTUS") of Brand Scaffold Services, Inc., a Delaware corporation (the "COMPANY"), and the accompanying Letter of Transmittal (the "LETTER OF TRANSMITTAL"), together constituting the Company's offer (the "EXCHANGE OFFER"). Capitalized terms used but not defined herein have the meaning ascribed to them in the Prospectus.

         This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Preferred Stock held by you for the account of the undersigned.

         The aggregate number of shares of Old Preferred Stock held by you for the account of the undersigned is (fill in amount):

         ___________ shares of the 14.5% Senior Exchangeable Preferred Stock due 2008, $0.01 par value per share

         With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

         [ ] To TENDER the following shares of Old Preferred Stock held by you for the account of the undersigned (insert number of shares of Old Preferred Stock to be tendered, if any):

         ___________ shares of the 14.5% Senior Exchangeable Preferred Stock due 2008, $0.01 par value per share

         [ ] NOT to TENDER any shares of Old Preferred Stock held by you for the account of the undersigned.

         If the undersigned instructs you to tender the shares of Old Preferred Stock held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the shares of New Preferred Stock acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, (ii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution of such shares of New Preferred Stock, (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive shares of New Preferred Stock for its own account in exchange for shares of Old Preferred Stock, neither the undersigned nor any such other person is engaged in or intends to participate in the distribution of such shares of New Preferred Stock and (iv) neither the undersigned nor any such person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "SECURITIES ACT") or if the undersigned is an "affiliate", that the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive shares of New Preferred Stock for its own account in exchange for shares of Old Preferred Stock, it represents that such shares of Old Preferred Stock were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such shares of New Preferred Stock. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such shares of New Preferred Stock, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


                                   SIGN HERE



Name of beneficial owner(s):
                               ------------------------------------------------


Signature(s):
              -----------------------------------------------------------------


Name(s) (please print):
                          -----------------------------------------------------


Address:
            -------------------------------------------------------------------


-------------------------------------------------------------------------------


Telephone Number:
                    -----------------------------------------------------------


Taxpayer Identification or Social Security Number:
                                                   ----------------------------


-------------------------------------------------------------------------------


Date:
        -----------------------------------------------------------------------



                                       2